SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                               September 19, 2003
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                        LORAL SPACE & COMMUNICATIONS LTD.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

Islands of Bermuda                  1-14180                          13-3867424
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(State or other                   (Commission                     (IRS Employer
jurisdiction of                   File Number)                    Identification
incorporation)                                                        Number)

                         c/o Loral SpaceCom Corporation
                   600 Third Avenue, New York, New York 10016
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               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 697-1105
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On July 15, 2003, Loral Space & Communications Ltd. and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code in the United States District Court for the Southern District of New York and parallel insolvency proceedings in the Supreme Court of Bermuda in which certain partners of KPMG were appointed as joint provisional liquidators.

Item 5. Other Events.
        -------------

     On September 19, 2003, Loral Space & Communications Ltd. (the "Company") announced that its Skynet division's Telstar 4 satellite experienced a short circuit of its primary power bus that caused the satellite to cease operations. Loral Skynet immediately made capacity available to most Telstar 4 customers on its Telstar 5 and Telstar 6 satellites. On September 22, 2003, the Company announced that Telstar 4 was a total loss. The satellite is insured for $141 million.

     Telstar 8, currently under construction at Space System/Loral, will, in any event, replace Telstar 4, as originally planned, in mid-2004.

     Telstar 4 is among the six satellites that certain subsidiaries of the Company (collectively, the "Sellers") have agreed to sell to Intelsat, Ltd. and Intelsat (Bermuda), Ltd. (together, the "Purchasers") pursuant to a previously announced Asset Purchase Agreement ("Asset Purchase Agreement"). The Company does not believe that a total loss of Telstar 4 that is covered by insurance would constitute a material adverse change or otherwise relieve the Purchasers of any of their obligations under the Asset Purchase Agreement. The purchase price payable under the Asset Purchase Agreement will be reduced by any net insurance payments received by the Sellers prior to the closing.

     The Asset Purchase Agreement remains conditioned on the conclusion of an auction by the bankruptcy court in the Sellers' bankruptcy cases, the business being sold continuing to meet certain operating parameters, receipt of the approval of the Federal Communications Commission and certain other closing conditions typical for transactions of this type. There can be no assurance that the transaction will be consummated.

     Copies of the press releases issued by the Company on September 19, 2003 and September 22, 2003 are included as

Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
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     (c) Exhibits.

Exhibit 99.1      Press Release of Loral Space &
                  Communications Ltd. dated September 19, 2003

Exhibit 99.2      Press Release of Loral Space &
                  Communications Ltd. dated September 22, 2003

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Loral Space & Communications Ltd.

                                        By: /s/ Janet Yeung
                                            ------------------------------
                                        Name:  Janet Yeung
                                        Title: Vice President and
                                               Assistant Secretary


Date: September 23, 2003

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                                  EXHIBIT INDEX
                                  -------------

Exhibit           Description

Exhibit 99.1      Press Release of Loral Space &
                  Communications Ltd. dated September 19, 2003

Exhibit 99.2      Press Release of Loral Space &
                  Communications Ltd. dated September 22, 2003